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                                                                   EXHIBIT 23.6

                        CONSENT OF LEHMAN BROTHERS

  We consent to the reference to our firm in the Registration Statement on Form S-4 of IMC Global Inc. (the "Registration Statement") under the heading "THE MERGER--Opinion of IMC's Financial Advisor," and to the filing of our opinion, dated November 12, 1995, as an annex to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                          Lehman Brothers Inc.

                                                     Christoph E. Hodge
                                          By: _________________________________
                                             Christoph E. Hodge
                                             Senior Vice President

New York, New York
January 26, 1996